UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  October 31, 2005

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 46th Floor, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2005, Ares Capital Corporation (the “Registrant”) and Ares Capital CP Funding LLC, a single member, special purpose, limited liability company, wholly owned by Ares Capital (“Ares Capital CP”), entered into an amendment with Wachovia Capital Markets, LLC and each of the purchaser agents party to the Registrant’s credit facility that extended the expiration date of the Registrant’s credit facility from November 2, 2005 to November 1, 2006.

Item 7.01                     Regulation FD Disclosure.

The Registrant issued a press release on November 1, 2005 announcing that it will report third fiscal quarter earnings for the period ended September 30, 2005 on Monday, November 14, 2005 and inviting all interested persons to attend its conference call at 4:00 p.m. (Eastern Time) on Tuesday, November 15, 2005 to discuss its third fiscal quarter financial results.  You can access the conference call by dialing (888) 343-7167 approximately 5-10 minutes prior to the call.  International callers should dial (415) 537-1980.  All callers should reference “Ares Capital Corporation.”  For the convenience of our stockholders, an archived replay of the call will be available through November 25, 2005 by calling (800) 633-8625.  International callers please dial (402) 977-9141.  For all replays, please reference pin # 21267071.

A copy of the press release is filed herewith as Exhibit 99.1 and by this reference incorporated herein.

Item 9.01                     Financial Statements and Exhibits.

(c)                                                                                  Exhibits:

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date:	November 1, 2005

		By:	/s/ Daniel F. Nguyen
Name: Daniel F. Nguyen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release